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                                                                   Exhibit 10.71

SILICON VALLEY BANK

                          AMENDMENT TO LOAN AGREEMENT

Borrower:               Alpha Microsystems
Address:                2722 South Fairview Street
                        Santa Ana, California 92704

Dated:                  March 7, 1996

        THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them (the "Loan Agreement") dated July 10, 1995, as amended, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

        1. Modification to Financial Covenants. The section of the Schedule to the Loan Agreement entitled "Financial Covenants (Section 4.1)" is hereby deleted in its entirety and replaced with the following:

"Financial Covenants
  (Section 4.1):        Borrower shall comply with all of the following
                        covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

Quick Asset Ratio:      Borrower shall maintain a ratio of "Quick Assets" to
                        current liabilities of not less than 1.00 to 1.

Tangible Net Worth:     Borrower shall maintain a tangible net worth of not less
                        than $4,700,000.

Debt to Tangible
  Net Worth Ratio:      Borrower shall maintain a ratio of total liabilities to
                        tangible net worth of not more than 1.25 to 1.

Profitability           Borrower shall not incur a loss (after taxes) for the
                        fiscal year ending February 29, 1996 in excess of
                        $3,600,000, of which amount $2,000,000 will be
                        attributable to the write down of Borrower's intangible
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                        assets.  Thereafter, Borrower shall not incur any losses
                        (after taxes) in any fiscal quarter, other than for losses (after taxes) in two fiscal quarters during any fiscal year if the aggregate amount of such losses for such two fiscal quarters does not exceed $250,000.

Definitions:            "Current asset," and "current liabilities" shall have
                        the meanings ascribed to them in accordance with generally accepted accounting principles.

                        "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                        "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

Deferred Revenues:      For purposes of the above quick asset ratio, deferred
                        revenues shall not be counted as current liabilities.
                        For purposes of the above debt to tangible net worth
                        ratio, deferred revenues shall not be counted in
                        determining total liabilities but shall be counted in
                        determining tangible net worth for purposes of such
                        ratio. For all other purposes deferred revenues shall be
                        counted as liabilities in accordance with generally
                        accepted accounting principles.
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Subordinated Debt:      "Liabilities" for purposes of the foregoing covenants do
                        not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."

        2. Fee. Borrower shall pay to Silicon a fee in the amount of $500, which shall be in addition to interest and all other amounts due Silicon and shall not be refundable.

        3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:                               Silicon:

ALPHA MICROSYSTEMS                      SILICON VALLEY BANK

By /s/  MICHAEL J. LOWELL               By /s/  TERRY BESS
   ----------------------------            -----------------------------
   President or Vice President             Vice President

By /s/  JOHN GLADE
   ----------------------------
   Secretary or Ass't Secretary

                              Guarantor's Consent

        The undersigned guarantor acknowledges that its consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all
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future modifications and amendments thereto, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty executed by the undersigned in favor of Silicon, which is hereby ratified and affirmed and shall continue to full force and effect.


                                        ALPHAHEATHCARE, INC.


                                        By: /s/  MICHAEL J. LOWELL
                                           ----------------------------------
                                        Title: CFO and Vice President
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